EXHIBIT 4.3

                             FORM OF CERTIFICATE FOR
                    COMMON STOCK CLASS B REDEEMABLE WARRANTS



No. ____                                   Certificate for ____ Class B Warrants

                    EXERCISABLE ON OR BEFORE, AND VOID AFTER
                    5:00 P.M. MOUNTAIN TIME, FEBRUARY 7, 2010

      CLASS A REDEEMABLE WARRANTS TO PURCHASE COMMON STOCK OF EQUITEX, INC.



                                                           WARRANT CUSIP _______

         THIS CERTIFIES that ___________________________________________________
or assigns, is the owner of the number of Class B Redeemable Warrants (the "WARRANTS") set forth above, each of which represents the right to purchase from Equitex, Inc., a Delaware corporation (the "COMPANY"), at any time on or before 5:00 Mountain time, February 7, 2010, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as defined below), including the effectiveness of a registration statement filed with the United States Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the Warrants, one share (subject to adjustments referred to below) of the Company's common stock, by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of Corporate Stock Transfer, or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the exercise price of $6.12 per share.

         Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

         Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of common stock called for on the face hereof.

         The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred on the Company's books and records, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

         This Warrant Certificate is issued under the Warrant Agreement dated as of February 7, 2005 between the Company and the Warrant Agent (the "WARRANT AGREEMENT"). The Warrant Agreement is hereby incorporated by reference into this Warrant Certificate and this Warrant Certificate is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in Denver, Colorado, and may be obtained by writing to the Warrant Agent.

         Both the number of shares purchasable upon the exercise of the Warrants represented by this Warrant Certificate, and the exercise price per share of common stock, are subject to adjustment upon the occurrence of certain events specified in the Warrant Agreement.

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         No fractional shares of the Company's common stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional share determined as provided in the Warrant Agreement.

         The Warrants may be redeemed at the option of the Company, at any time when the per-share closing bid price of the common stock exceeds $9.00 for a period of 15 consecutive trading days, on notice as set forth in the Warrant Agreement, and at a redemption price equal to $.0001 per Warrant (subject to a minimum redemption price of $.01 for all Warrants of the holder hereof). If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Company's common stock, including without limitation the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of the Company's common stock or any other proceedings of the Company.

         This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 p.m. Mountain time on February 7, 2010, unless extended by the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

         WITNESS the signatures of the Company's duly authorized officers.

EQUITEX, INC.:                           COUNTERSIGNED:


                                         CORPORATE STOCK TRANSFER,
-----------------------------------      as Warrant Agent:
HENRY FONG, Chief Executive Officer


Attest:
       ----------------------------      ----------------------------------
       THOMAS B. OLSON, Secretary        Authorized Officer

                        [REVERSE OF WARRANT CERTIFICATE]

THE CORPORATION WILL FURNISH ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A COPY OF THE ARTICLES OF INCORPORATION AND A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

To:      Equitex, Inc.
         c/o Corporate Stock Transfer (as Warrant Agent)

INSTRUCTIONS: Please complete and sign the Purchase Form (if exercising all or any portion of the Warrants represented by this Warrant Certificate), or the Transfer Form (if transferring all or any portion of the Warrants represented by this Warrant Certificate), as applicable. THE SIGNATURE(S) TO THE PURCHASE FORM OR THE TRANSFER FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ANY CHANGE WHATSOEVER.

                                  PURCHASE FORM
              (to be executed by the registered holder in order to
             exercise the Warrants represented by this Certificate)

     THE UNDERSIGNED hereby irrevocably elects to exercise ________________* of the Warrants represented by the Warrant Certificate and to purchase for cash the shares issuable upon the exercise of said Warrants and requests that certificates for such shares shall be issued in the name of:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

Dated:                            Signature:
        ----------------                    ------------------------------------

* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the numerical portion thereof being exercised).

                                  TRANSFER FORM
              (to be executed by the registered holder in order to
             transfer the Warrants represented by this Certificate)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ______________ of the Warrants to purchase shares of common stock represented by this Warrant Certificate unto:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number of Assignee/Transferee)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

and does hereby irrevocably constitute and appoint ________________ as his, her or its attorney-in-fact to transfer this Warrant Certificate on the Company's records with full power of substitution in the premises.

Dated:                            Signature:
        ----------------                    ------------------------------------

SIGNATURE(S) GUARANTEED:


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